SUBLEASE AGREEMENT

         This SUBLEASE AGREEMENT ("Sublease") is made and entered into as of the 5th day of September 2002 by and between Hoffski & Pisano, CPAs, A Professional Corporation & Herrington Management, Inc., a California corporation ("Sublandlord") and Sky Frames, Inc. ("Subtenant").

         WHEREAS, AGL Investments No. 5 Limited Partnership, a Colorado limited partnership, as landlord ("Landlord"), and Tickets.com, Inc. a Delaware Corporation (Tickets.com) as tenant ("Original Tenant"), entered into a lease dated July 23, 1999, and amended by that certain First Amendment to Lease dated November 19, 1999 (collectively referred to herein as "Master Lease") whereby Landlord leased to Tenant approximately 20,128 rentable square feet ("RSF") on the 12th floor and approximately 20,180 RSF on the 11th floor ("Master Premises") of the building located at 555 Anton Boulevard, Costa Mesa, California (the "Building"), as more particularly described in the Master Lease, upon the terms and conditions contained therein. All capitalized terms used herein shal1 have the same meaning ascribed to them in the Master Lease unless otherwise defined herein. A copy of the Master Lease is attached hereto as Exhibit "A" and made a part hereof

         WHEREAS, Tickets.com as tenant ("Original Tenant") and Hoffski & Pisano, CPAs, A Professional Corporation & Herrington Management, Inc., a California corporation ("Original Subtenant"), entered into a sublease dated July 10, 2001, whereby Original Tenant leased to Original Subtenant approximately 11,354 rentable square feet ("RSF") on the 12th floor of the building.

         WHEREAS, Sublandlord and Subtenant are desirous of entering into a sublease of that portion of the Master Premises shown cross-hatched in black on the demising plan annexed hereto as Exhibit "B" and made a part hereof ("Sublease Premises") on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

         1. Demise. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and subleases from Sublandlord the Sublease Premises (which the parties stipulate contains approximately 854 RSF), upon and subject to the terms, covenants and conditions hereinafter set forth.

         2. Lease Term.

         (a) Lease Term. The term of this Sublease ("Term") shall be for the term of three years, commencing on March 1, 2003 ("Sublease Commencement Date") and ending, unless sooner terminated as provided herein, on September 25, 2005. ("Sublease Expiration Date"). Subtenant shall be granted early access to the Sublease Premises immediately after mutual execution of this Sublease, which early access period shall continue until the Sublease Commencement Date, for the purpose of making tenant improvement modifications and to install furniture, fixtures, equipment and additional network/telecommunications cabling. Said early access period shall be subject to Landlord's approval, and at no cost to Subtenant (other than parking charges/restrictions which shall be handled directly between Subtenant and Landlord's parking operator).

         3. Use. The Sublease Premises shall be used and occupied by Subtenant for the uses permitted under and in compliance with Section 1.1 (e) of the Master Lease and for no other purpose.

         4. Subrental.

         (a) Base Rental. Beginning with the Sublease Commencement Date and thereafter during the Term of this Sublease and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord the following monthly installments of base rent ("Base Rental"):

Period       Rate/RSF/Month (Full-Service Gross)     Monthly Base Rent
------       -----------------------------------     -----------------


03/1/03-
9/30/03         $2.05                                  $1,750.70

10/1/03-
9/30/04         $2.10                                  $1,793.40

10/1/04-
9/25/05         $2.15                                  $1,836.10

         The first monthly installment of Base Rental shall be paid by Subtenant upon the execution of this Sublease. Base Rental and additional rent (including without limitation, late fees) shall hereinafter be collectively referred to as "Rent."

         (b) Prorations. If the Sublease Commencement Date is not the first
(1st) day of a month, or if the Sublease Expiration Date is not the last day of a month, a prorated installment of monthly Base Rental based on a thirty (30) day month shall be paid for the fractional month during which the Term commenced or terminated.

         (c) Additional Rent. Beginning with the Sublease Commencement Date and continuing to the Sublease Expiration Date, Subtenant shall pay to Sublandlord as additional rent for this subletting all special or after-hours cleaning, heating, ventilating, air-conditioning, elevator and other Building charges incurred at the request of, or on behalf of, Subtenant, or with respect to the Sublease Premises and all other additional expenses, costs and charges payable to Landlord in connection with Subtenant's use of the Sublease Premises.

         (d) Operating Expenses. Beginning with the expiration of calendar year 2002 ("Base Year") and thereafter during the Term of this Sublease, Subtenant shall pay to Sublandlord as additional rent for the subleased premises, an amount equal to nineteen and 33/100 percent (19.33) ("Subtenant's Share") of the excess of operating expenses (as set forth in Section 1.3 (g) of the Master Lease) for the Master Premises over the total amount of operating expenses for the Master Premises incurred by Sublandlord during the Base Year pursuant to the terms and conditions of the Master Lease. Subtenant's Share is a percentage which reflects the ratio of the rentable square feet in the this Sublease Premises to the rentable square feet in the overall Sublease Premises. Notwithstanding anything in this Sublease to the contrary, Subtenant shall only be responsible for payment of additional rent as set forth in this Section 4 (c) commencing on January 1, 2003.

         (e) Payment of Rent. Except as otherwise specifically provided in this Sublease, Rent shall be payable in lawful money without demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first day of each and every month during the Term of this Sublease. All of said Rent is to be paid to Sublandlord at its office at the address set forth in
Section 13 herein, or at such other place or to such agent and at such place as Sublandlord may designate by notice to Subtenant. Any additional rent payable on account of items which are not payable monthly by Sublandlord to Landlord under the Master Lease is to be paid to Sublandlord as and when such items are payable by Sublandlord to Landlord under the Master Lease unless a different time for payment is elsewhere stated herein. Upon written request therefor, Sublandlord agrees to provide Subtenant with copies of any statements or invoices received by Sublandlord from Landlord pursuant to the terms of the Master Lease.

         (f) Late Charge. Subtenant shall pay to Sublandlord an administrative charge at an annual interest rate equal to the prime rate charged by Bank of America, N.T. & S.A. plus two percent (2%) ("Interest Rate") on all past-due amounts of Rent payable hereunder, such charge to accrue from the date upon which such amount was due until paid.

         5. Security Deposit. Concurrently with the execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of One Thousand Eight Hundred and thirty-six Dollars and 10 cents ($1,836.10) ("Deposit"), which shall be held by Sublandlord as security for the full and faithful performance by Subtenant of its covenants and obligations under this Sublease. The Deposit is not an advance Rent deposit, an advance payment of any other kind, or a measure of Sublandlord's damage in case of Subtenant's default. If Subtenant defaults in the full and timely performance of any or all of Subtenant's covenants and obligations set forth in this Sublease, then Sublandlord may, from time to time, without waiving any other remedy available to Sublandlord, use the Deposit, or any portion of it, to the extent necessary to cure or remedy the default or to compensate Sublandlord for all or a part of the damages sustained by Sublandlord resulting from Subtenant's default. Subtenant shall immediately pay to Sublandlord within five (5) days following demand, the amount so applied in order to restore the Deposit to its original amount, and Subtenant's failure to immediately do so shall constitute a default under this Sublease. If Subtenant is not in default with respect to the covenants and obligations set forth in this Sublease at the expiration or earlier termination of the Sublease, Sublandlord shall return the Deposit to Subtenant after the expiration or earlier termination of this Sublease. Sublandlord's obligations with respect to the Deposit are those of a debtor and not a trustee. Sublandlord shall not be required to maintain the Deposit separate and apart from Sublandlord's general or other funds and Sublandlord may commingle the Deposit with any of Sublandlord's general or other funds. Subtenant shall not at any time be entitled to interest on the Deposit.

         6. Signage. Subtenant is granted the right, at or about the inception of the Term of this Sublease, to install an appropriate sign identifying Subtenant on the entry to the Sublease Premises, subject to Landlord's and Sublandlord's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned. Subtenant shall have the right to its prorata share of directory signage. Except for the foregoing, Subtenant shall have no right to maintain Subtenant identification signs in any other location in, on, or about the Premises. The size, design, color and other physical aspects of all such permitted signs shall also be subject to Landlord's and Sublandlord's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned and shall also be subject to any covenants, conditions or restrictions encumbering the Sublease Premises and any applicable municipal or other governmental permits and approvals. The cost of all such signs, including the installation, maintenance and removal thereof, shall be at Subtenant's sole cost and expense. If Subtenant fails to maintain its signs, or if Subtenant fails to remove same upon the expiration or earlier termination of this Sublease and repair any damage caused by such removal, Sublandlord may do so at Subtenant's expense and Subtenant shall reimburse Sublandlord for all actual costs incurred by Sublandlord to effect such removal.

         7. Parking. Subtenant shall have the right, during the Term of this Sublease, to use its pro-rata share of parking privileges in the parking facilities of the Building as set forth in Section 19 of the Master Lease (as amended by Section 6 of the First Amendment to Lease). All such parking privileges shall be at the rates and subject to the terms and conditions set forth in the Master Lease, and Subtenant shall reimburse Sublandlord, upon demand, for those amounts billed to Sublandlord by Landlord for said parking privileges.

         8. Incorporation of Terms of Master Lease.

         (a) This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were Landlord and Tenant, respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

         (b) For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

         (i) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

         (ii) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

         (iii) Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

         (c) The following provisions of the Master Lease are specifically excluded: Section 21, Exhibit B, Exhibit E-Section 27, Exhibit E-Section 28, Exhibit E-Section 29, Exhibit E-Section 31, Exhibit E-Section 32 and Exhibit E-Section 33.

         9. Subtenant's Obligations. Subtenant covenants and agrees that all obligations of Sublandlord under the Master Lease shall be done or performed by Subtenant with respect to the Sublease Premises, except as otherwise provided by this Sublease, and Subtenant's obligations shall run to Sublandlord and Landlord as Sublandlord may determine to be appropriate or be required by the respective interests of Sublandlord and Landlord. Subtenant agrees to indemnify Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord's obligations under the Master Lease which, as a result of this Sublease, became an obligation of Subtenant. If Subtenant makes any payment to Sublandlord pursuant to this indemnity, Subtenant shall be subrogated to the rights of Sublandlord concerning said payment. Subtenant shall not do, nor permit to be done, any act or thing, which is, or with notice or the passage of time would be, a default under this Sublease or the Master Lease.

         10. Sublandlord's Obligations. Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord to Sublandlord under the Master Lease. Subtenant shall look solely to Landlord for all such services and shall not, under any circumstances, seek nor require Sublandlord to perform any of such services, nor shall Subtenant make any claim upon Sublandlord for any damages, which may arise by reason of Landlord's default under the Master Lease. Any condition resulting from a default by Landlord shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease. In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord under the Master Lease. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Master Lease to the extent that failure to perform the same would adversely affect Subtenant's use or occupancy of the Sublease Premises.

         11. Default by Subtenant. In the event Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under this Sublease, Sublandlord shall have available to it against Subtenant all of the remedies available (a) to Landlord under the Master Lease in the event of a similar default on the part of Sublandlord thereunder or (b) at law.

         12. Quiet Enjoyment. So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant's other obligations hereunder, Sublandlord shall do nothing to affect Subtenant's right to peaceably and quietly have, hold and enjoy the Sublease Premises.

         13. Notices. Anything contained in any provision of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any default in this Sublease or the Master Lease which is Subtenant's obligation to cure, within the period allowed to Sublandlord under the Master Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Landlord to Sublandlord. Sublandlord agrees to forward to Subtenant, promptly upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as Tenant under the Master Lease. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Landlord or from any governmental authorities. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received. Notices to Sublandlord shall be sent to the attention of:

        Francis X. Pisano
        Hoffski & Pisano, CPAs
        555 Anton Blvd., Ste. 1200
        Costa Mesa, CA 92626

        With a copy to:

        Herrington Management, Inc.
        555 Anton Blvd., Ste. 1200
        Costa Mesa, CA 92626
        ATTN: Scott Cooper

        Notices to Subtenant shall be sent to the attention of:

        Sky Frames, Inc.
        ATTN: James France
        555 Anton Blvd., Ste. 1200
        Costa Mesa, CA 92626

        With a copy to:

        Tickets.com, Inc.
        555 Anton Blvd., 11th Floor
        Costa Mesa, CA 92626
        ATTN: Chief Financial Officer

         14. Broker. Sublandlord and Subtenant represent and warrant to each other that, no brokers were involved in connection with the negotiation or consummation of this Sublease. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred by said party as a result of a breach of this representation and warranty by the other party.

         15. Condition of Premises. Subtenant acknowledges that it is subleasing the Sublease Premises "as-is" and that Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises and that Sublandlord is not obligated to perform any work to prepare the Sublease Premises for Subtenant's occupancy, with the following exceptions:

         (a) Sublandlord shall remove the pony wall from the two offices, fix the drywall and touch up the offices. Removal of the pony walls is subject to approval of the building management (Landlord).

         (b) Sublandlord shall leave in the Sublease Premises for Subtenant's use during the Sublease Term, the existing cabling and a portion of the furniture/cubicles which is currently located within the Sublease Premises.

         Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Sublease Premises except as permitted by the provisions of this Sublease and the Master Lease and that it must deliver the Sublease Premises to Sublandlord on the Sublease Expiration Date in the condition required by the Master Lease.

         16. Consent of Landlord. Section 13 of the Master Lease requires Sublandlord to obtain the written consent of Landlord to this Sublease. Sublandlord shall solicit Landlord's consent to this Sublease promptly following the execution and delivery of this Sublease by Sublandlord and Subtenant. In the event Landlord's written consent to this Sublease has not been obtained within ninety (90) days after the execution hereof, then this Sublease may be terminated by either party hereto upon notice to the other, and upon such termination neither party hereto shall have any further rights against or obligations to the other party hereto.

         17. Termination of the Lease. If for any reason the term of the Master Lease shall terminate prior to the Sublease Expiration Date, this Sublease shall automatically be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless said termination shall have been caused by the default of Sublandlord under the Master Lease, and said Sublandlord default was not as a result of a Subtenant default hereunder.

         18. Assignment and Subletting.

         (a) Independent of and in addition to any provisions of the Master Lease, including without limitation the obligation to obtain Landlord's consent to any assignment, it is understood and agreed that Subtenant shall have no right to sublet the Sublease Premises or any portion thereof or any right or privilege appurtenant thereto; provided, however, that Subtenant shall have the right to assign this Sublease or any interest therein, and to suffer or permit any other person (other than agents, servants or associates of the Subtenant) to occupy or use the Sublease Premises, only upon the prior written consent of Sublandlord and Landlord, which consent shall not be unreasonably withheld. Any assignment by Subtenant without Sublandlord's prior written consent shall be void and shall, at the option of Sublandlord, terminate this Sublease.

         (b) Subtenant shall advise Sublandlord by notice of (i) Subtenant's intent to assign this Sublease, (ii) the name of the proposed assignee and evidence reasonably satisfactory to Sublandlord that such proposed assignee is comparable in reputation, stature and financial condition to tenants then leasing comparable space in comparable buildings, and (iii) the terms of the proposed assignment. Sublandlord shall, within thirty (30) days of receipt of such notice, and any additional information requested by Landlord concerning the proposed assignee's financial responsibility, elect one of the following: grounds; or

         (i) Consent to such proposed assignment;

         (ii) Refuse such consent, which refusal shall be on reasonable grounds; or

         (iii) Elect to terminate the Sublease.

         (c) In the event that Sublandlord shall consent to an assignment under the provisions of this Section 18, Subtenant shall pay Sublandlord's reasonable processing costs and reasonable attorneys' fees incurred in giving such consent. Notwithstanding any permitted assignment, Subtenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Subtenant under the Sublease and for compliance with all obligations under the terms, provisions and covenants of the Sublease. If for any proposed assignment, Subtenant receives Rent or other consideration, either initially or over the term of the assignment, in excess of the Rent required by this Sublease, after a deduction for the following: (a) any brokerage commission paid by Subtenant in connection therewith and (b) any reasonable attorneys' fees in connection with preparing and negotiating an assignment document ("Profit"), Subtenant shall pay to Sublandlord as additional Rent, fifty percent (50%) of such Profit or other consideration received by Subtenant within five (5) days of its receipt by Subtenant or, in the event the assignee makes payment directly to Sublandlord, Sublandlord shall refund fifty percent (50%) of the Profit to Subtenant after deducting (a) and (b) above.

         (d) Occupancy of all or part of the Sublease Premises by parent, subsidiary, or affiliated companies or a joint venture partnership of Subtenant shall not be deemed an assignment or subletting provided that such parent, subsidiary or affiliated companies or a joint venture partnership were not formed as a subterfuge to avoid the obligation of this Section 18. If Subtenant is a corporation, unincorporated association, trust or general or limited partnership, then the sale, assignment, transfer or hypothecation of any shares, partnership interest, or other ownership interest of such entity or the dissolution, merger, consolidation, or other reorganization of such entity, or the sale, assignment, transfer or hypothecation of the assets of such entity, shall not be deemed an assignment or sublease subject to the provisions of this
Section 18.

         19. Limitation of Estate. Subtenant's estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Landlord.

Subtenant shall stand in the place of Sublandlord and shall defend, indemnify and hold Sublandlord harmless with respect to all covenants, warranties, obligations, and payments made by Sublandlord under or required of Sublandlord by the Master Lease with respect to the Subleased Premises. In the event Sublandlord is prevented from performing any of its obligations under this Sublease by a breach by Landlord of a term of the Master Lease, then Sublandlord's sole obligation in regard to its obligation under this Sublease shall be to use reasonable efforts in diligently pursuing the correction or cure by Landlord of Landlord's breach.

         20. Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease.

         IN WITNESS WHEREOF, the parties have entered into this Sublease as of the date first written above.

                                 SUBLANDLORD:

                                 Hoffski & Pisano, A Professional Corporation
                                 By:
                                 Its:

                                 SUBLANDLORD:

                                 Herrington Management, Inc.
                                 A California Corporation
                                 By:
                                 Its:

                                 SUBTENANT:

                                 Sky Frames, Inc.

                                 ---------------------------------------------
                                 James France, President, CEO


                                 LANDLORD:

                                 AGL Investments No. 5 Limited Partnership


                                 ---------------------------------------------

                                 ORIGINAL TENANT:

                                 Tickets.com, Inc.


                                 ---------------------------------------------

                              GUARANTY OF SUBLEASE

         IN CONSIDERATION OF and as an inducement to Hoffski & Pisano, CPAs, a California corporation and Herrington Managment, Inc.,a California Corporation, Sublandlord, to enter into that certain Sublease, dated August 2, 2002 with Samani & Associates, A Ca Professional Parntership, as Subtenant, for certain premises in the office building at 555 Anton Boulevard, Costa Mesa, California ("Sublease") and other valuable consideration, the receipt of which is hereby acknowledged, the undersigned, Keyvan Samini and Babak Samini, hereinafter referred to as the "Guarantors"), hereby absolutely and unconditionally guarantee to Sublandlord, any assignees of Sublandlord's interest under the Sublease, or any parties entitled to enforce the Sublandlord's right hereunder, or any subsequent owner of the Subleased premises, the prompt and punctual payment of all rents and all other sums to be paid by Subtenant under the Sublease during the full term thereof, and during the period of any extension or renewal thereof, and the full, complete and faithful performance by Subtenant of all of the provisions, covenants, agreements, conditions and stipulations in the Sublease contained, to be kept, observed and performed by Subtenant during the full term of said Sublease and during the period of any extension or renewal thereof. Notwithstanding anything contained herein to the contrary, this Guaranty shall no longer be effective following the first day of the twelfth
(12th) month of the Sublease Term.

         Guarantors hereby agree that no extension of time granted to Subtenant for the payment of said rents or other sums, or for the performance of any of the obligations of Subtenant or forbearance or delay on the part of Sublandlord to enforce any of the provisions, covenants, agreements, conditions and stipulations of the Sublease, or waiver by Sublandlord of any of said provisions, covenants, agreements, conditions and stipulations, shall operate to release or discharge the Guarantors from their full liability under this instrument of guaranty or prejudice the rights of Sublandlord hereunder.

         Guarantors hereby expressly waive notice of acceptance of this Guaranty, notice of any default of Subtenant, notice of any other action taken or omitted to be taken by Sublandlord with reference to the Sublease, any and all other notices whatsoever given or received by Sublandlord under said Sublease, and any duty of Sublandlord to advise Guarantors of any information known to Sublandlord regarding the financial condition of Subtenant and all other circumstances affecting Subtenant's ability to perform its obligations to Sublandlord and agrees that no assignment of Subtenant of said Sublease, or any other transfer of Subtenant's interest therein and no bankruptcy, insolvency or similar proceedings shall operate to reSublease or discharge this Guaranty or the obligations of the Guarantors hereunder. Guarantors further agree that if said Sublease contains provisions regarding acceptance of the improvements by Subtenant, any such acceptance by Subtenant shall be binding on the Guarantors hereunder the same as if the Guarantors had joined in the execution of such acceptance, and it shall not be necessary for the Guarantors to join in the execution or be notified of such acceptance.

         Guarantors hereunder further agree that Subtenant may, as determined in its sole discretion, enter into any one or more agreements with Sublandlord amending the Sublease, and any such amendment shall be binding upon the Guarantors hereunder without the necessity of the Guarantors joining in the execution of or being notified of any such amendment.

         All of Sublandlord's rights and remedies under the Sublease and under this Guaranty shall be distinct, separate and cumulative, and no such right or remedy therein or herein set forth shall be in exclusion of or a waiver of any other rights or remedy to which Sublandlord shall be entitled at law or in equity with respect to the Sublease or this Guaranty.

         The obligations of the Guarantors hereunder shall be independent of the obligations of Subtenant under the Sublease, and Sublandlord may proceed to enforce this Guaranty without first proceeding against Subtenant or joining Subtenant. Guarantors further expressly agree that nothing shall operate as a release of this Guaranty, or of the obligation of the Guarantors herein except the payment in full of all rents and other sums payable by Subtenant under the Sublease, and any extension or renewal thereof, and the full and complete performance by Subtenant of all of the provisions, agreements, conditions and stipulations on the part of Subtenant thereunder to be performed, and that this Guaranty shall be a continuing Guaranty and shall remain in full force and effect during the full term of the Sublease and any extension or renewal thereof, and beyond such term or extension or renewal thereof until any and all liabilities and obligations of Subtenant under the Sublease and of the undersigned of this Guaranty have been paid, performed and discharged in full.

         Guarantors hereby waive any defense, except payment, which Guarantors might have, including specifically but without limitation, any rights of subrogation Guarantors may have against Subtenant. Guarantors consent to any form or election of remedy pursued by the Sublandlord to enforce its rights under the Sublease, in whatever order it may choose, including any remedies that may result in a relinquishment of any deficiency judgment in its favor against Subtenant and Guarantors waive any right Guarantors may have under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and
3433, or any successor sections.

         Guarantors agree to pay all costs and expenses including reasonable attorneys' fees, which may be incurred by Sublandlord in any effort to collect or enforce the Sublease or the obligations of Guarantors hereunder, whether or not any lawsuit is filed, including without limitation, all costs and attorneys' fees incurred by Sublandlord in any bankruptcy proceeding and in any judicial or nonjudicial foreclosure action.

         If claim is ever made upon Sublandlord for repayment of any amount or amounts received by Sublandlord in payment of the obligations under the Sublease and Sublandlord repays all or any part of said amount, then, notwithstanding any revocation or termination of this Guaranty or the termination of the Sublease, Guarantors shall be and remain liable to Sublandlord for the amount so repaid to the same extent as if such amount had never originally been received by Sublandlord.

                                   GUARANTORS


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                                        Keyvan Samini

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                                        Babak Samini